UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2012

SAVIENT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center East Brunswick, NJ	08816
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 1, 2012, Savient Pharmaceuticals, Inc. (the “Company”) issued a press release announcing, among other things, that the Company expects to report net sales of KRYSTEXXA® (pegloticase) for the three months ended December 31, 2011 of between $2.8 and $3.0 million, as compared to $1.9 million for the three months ended September 30, 2011. In addition, also on February 1, 2012, the Company held a publicly available live conference call to discuss this announcement. The transcript of the February 1, 2012 conference call and a copy of the press release dated February 1, 2012 are furnished in this filing as Exhibits 99.1 and 99.2, respectively.

The information in this Item 2.02 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e) On February 1, 2012, John H. Johnson resigned from his role as Chief Executive Officer and President of the Company and resigned from the Board of Directors (the “Board”) of the Company, effective immediately.

The Board has appointed David Y. Norton as interim Chief Executive Officer, effective immediately. Mr. Norton, age 60, has served on the Board since September 2011 and will continue in that role.

Prior to joining the Company, from May 2009 to September 2011, Mr. Norton served as Company Group Chairman, Global Pharmaceuticals for Johnson & Johnson where he was responsible for leading and developing the strategic growth agenda, including the strategy for licensing, acquisitions and divestments, and ensuring alignment with global strategic functions, research and development and the commercial organization. From June 2006 to April 2009, Mr. Norton served as Johnson & Johnson’s Company Group Chairman, Worldwide Commercial and Operations for the CNS, Internal Medicine Franchise and had held the position of Company Group Chairman for the pharmaceutical businesses in Europe, Middle East, and Africa, as well as for North America and Canada. During his thirty-two year career at Johnson & Johnson, Mr. Norton held a wide range of management positions of increasing responsibility in Europe, Australia, New Zealand and the United States.

There are no family relationships between Mr. Norton and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board’s Compensation and Human Resources Committee has approved an annual base salary of $600,000 for Mr. Norton, to be prorated for the period that he is employed as Interim Chief Executive Officer of the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2012	SAVIENT PHARMACEUTICALS, INC.

	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz
SVP & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript dated February 1, 2012

99.2	Press Release dated February 1, 2012